EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report Stalar 5, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Steven R. Fox, Chief Executive Officer, President and Secretary, and Steven Rosenfeld, Vice President, Chief Financial Officer (principal financial officer) and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 14, 2014

/s/Steven Fox

Steven R. Fox

Chief Executive Officer, President and Secretary

/s/Steven Rosenfeld

Steven Rosenfeld

Chief Financial Officer (principal financial officer)

Vice President and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Stalar 5, Inc., and will be retained by Stalar 5, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.